UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024 (April 16, 2024)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry Into A Material Definitive Agreement.

The Hart Note

On April 16, 2024 Blue Star Foods Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Hart Associates, LLC, a Delaware limited liability company (the “Hart”), pursuant to which the Company issued to Hart a promissory note in the principal amount of $300,000 (the “Hart Note”). In connection with the issuance of the Hart Note the Company issued 500,000 shares of its restricted common stock to Hart. The Hart Note will have a one-time interest payment of $50,000 payable on the maturity date of May 15, 2024, which can be extended up to 90 days (the “Maturity Date”). The proceeds from the sale of the Hart Note are for general working capital.

The Company may prepay the Hart Note at any time without penalty. Any failure on the Company’s part to comply with the material terms of the Hart Note will be considered an event of default and the principal sum of the Hart Note will increase by 20% of the outstanding owed balance for each subsequent 30 days it remains in default.

The Diagonal Note

On April 16, 2024 the Company issued to 1800 Diagonal Lending LLC, a Virginia limited liability company, a convertible promissory note in the principal amount of $138,000 which had an original issue discount of $23,000 (the “Diagonal Note”). The Diagonal Note has a one-time interest payment of $26,220 paid upon issuance and a maturity date of January 15, 2025. The proceeds from the sale of the Diagonal Note are for general working capital.

Upon the occurrence of an event of default as described in the Diagonal Note, the Diagonal Note will become immediately due and payable at a default interest rate of 150% of the then outstanding principal amount of the Diagonal Note. Additionally Diagonal will have the right to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into fully paid and non-assessable shares of the Company’s common stock at a conversion price of 61% of the Market Price as described in the Diagonal Note.

So long as the Company has any obligation under the Diagonal Note, the Company shall not, without Diagonal’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. The Company will reserve from its authorized and issued common stock a sufficient number of shares to provide for the issuance of shares upon the full conversion of the Diagonal Note.

The foregoing descriptions of the Purchase Agreement, Hart Note and Diagonal Note are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, Hart Note and Diagonal Note, copies of which were attached as Exhibits 10.85, 4.10 and 4.11 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above with respect to the Note is incorporated by reference into this Item 2.03.

2

Item 3.02 Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of 500,000 shares of common stock of the Company to Hart was exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the shares of common stock were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 8.01 Other Events.

On April 17, 2024, the Company issued a press release announcing the Purchase Agreement, Hart Note and Diagonal Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.10	Promissory Note dated April 16, 2024 in the principal amount of $300,000 issued by Blue Star Foods Corp. to Hart Associates, LLC
4.11	Promissory Note dated April 16, 2024 in the principal amount of $138,000 issued by Blue Star Foods Corp. to 1800 Diagonal Lending LLC
10.87	Securities Purchase Agreement by and between Blue Star Foods Corp. and Hart Associates, LLC, dated April 16, 2024
99.1	Blue Star Foods Secures Additional Growth Capital to Support Expansion of Business Under Existing Master Service Agreement & Soft Shell Crab Operations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: April 17, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer

4